Anthony Capital Management, LLC	December 2024 Code of Ethics

Anthony Capital Management, LLC

Code of Ethics

December 2024

THIS MANUAL IS THE PROPERTY OF ANTHONY CAPITAL MANAGEMENT, LLC AND MUST BE RETURNED BY AN EMPLOYEE UPON THE EMPLOYEE’S TERMINATION OF EMPLOYMENT. THE CONTENTS OF THIS MANUAL ARE CONFIDENTIAL, AND MUST NOT BE REVEALED TO THIRD PARTIES.

Anthony Capital Management, LLC	December 2024 Code of Ethics

TABLE OF CONTENTS

1		INTRODUCTION		4
2		OVERSIGHT OF THE CODE OF ETHICS		5
	2.1		Acknowledgement of the Code	5
	2.2		Reporting Violations	5
	2.3		Material Violations	5
	2.4		Sanctions for Failure to Comply with the Code of Ethics	5
	2.5		CCO’s Preclearance Requests	5
3		EMPLOYEE SUPERVISION		5
4		CONFLICTS OF INTEREST GENERALLY		6
5		GIFTS AND ENTERTAINMENT		6
	5.1		Introduction	6
	5.2		Gifts and Entertainment Policy	6
	5.3		Permissible Gifts and Entertainment	7
	5.4		Pre-Approval of Gifts	7
	5.5		Pre-Approval of Entertainment	8
	5.6		Reporting of Gifts and Entertainment	8
	5.7		Government Officals	8
6		ANTI-BRIBERY POLICY AND PROCEDURES		8
	6.1		Anti-Bribery Policy	8
		6.1.1	Foreign Corrupt Practices Act	8
		6.1.2	FCPA Red Flags	9
		6.1.3	Preclearance Requirement	9
7		POLITICAL CONTRIBUTIONS AND PAY TO PLAY		9
	7.1		Introduction	9
	7.2		Pay to Play Policy	10
	7.3		New Employee Certification	10
8		PERSONAL TRADING POLICY		10
	8.1		General Policy	10
	8.2		Definition of Covered Account	10
	8.3		Definition of Non-Discretionary Account	11
	8.4		Definition of Reportable Security	11
	8.5		Reporting of Employee’s Holdings and Transactions	12
		8.5.1	Initial Holdings Report	12
		8.5.2	Annual Holdings Report	12
		8.5.3	Duplicate Brokerage Statements (Quarterly Transaction Report)	12
		8.5.4	New Accounts	12
	8.6		Cryptocurrency Trades	12

Anthony Capital Management, LLC	December 2024 Code of Ethics

	8.7		Exemption from Reporting on Automatic Investment Plans	13
	8.8		Limited Offerings	13
	8.9		Limited Offerings Policy Quarterly Compliance Attestation	13
	8.10		Initial Public Offerings (“IPOs”)	13
	8.11		Specific Account Exemptions	13
	8.12		Review and Retention of Reports	13
		8.12.1	Escalation of Violations and Sanctions	14
		8.12.2	Confidentiality	14
	8.13		The Restricted List	14
9	OUTSIDE BUSINESS ACTIVITIES			14
	9.1		Outside Business Activities Policy	14
	9.2		Family Member’s Conflicts of Interest	15
	9.3		Outside Business Activities Policy Quarterly Compliance Attestation	15
10	INSIDER TRADING			15
	10.1		Introduction	15
	10.2		Penalties for Insider Trading	15
	10.3		Important Definitions	16
		10.3.1	Nonpublic Information	16
	10.4		Material Information	16
		10.4.1	Insider and Temporary Insider	16
		10.4.2	Tipper / Tippee Liability	16
	10.5		Breach of Duty	16
	10.6		Adviser’s Insider Trading Policy	16
	10.7		Procedures Designed to Detect and Prevent Insider Trading	17
		10.7.1	Procedures Governing Communication with Third Parties	17
		10.7.2	Procedures Governing Formal and Informal Confidentiality Agreements	18
		10.7.3	Required Pre-Approval for Service as a Director on a Creditor’s Committee or in a Similar Capacity	18
	10.8		Insider Trading Policy Quarterly Compliance Attestation	18
	10.9		Compliance Responsibilities	18
11	WHISTLEBLOWER POLICY			19
	11.1		Introduction	19
	11.2		Non-Retaliation Policy	19
	11.3		SEC’s Whistleblower Program	20
Appendix A – Employee Acknowledgement of Receipt and Compliance Attestation				21
Appendix B – New Employee Political Contribution Disclosure Form				22
Appendix D – Initial/Annual Holdings Report				25
Appendix E – Limited Offerings Participation Request Form				27
Appendix F – Outside Business Activity Pre-Approval and Insider Disclosure Statement				28

Anthony Capital Management, LLC	December 2024 Code of Ethics

INTRODUCTION

Rules 204A-1 under the Investment Advisers Act of 1940, as amended (the “Advisers Act”), and Rule 17j-1 under the Investment Companies Act of 1940, as amended (the “’40 Act”), ( the “Code of Ethics Rules” require investment advisers registered with the U.S. Securities and Exchange Commission (“SEC”) to adopt a written code of ethics. Anthony Capital Management, LLC (“Anthony Capital” or the “Adviser”) has adopted this Code of Ethics (the “Code”) to establish Anthony Capital’s and each Employee’s fiduciary duty to the sub-advised public fund (the “Fund”) and the investors in the Fund, collectively referred to herein as the “Clients.” The Code also addresses certain possible conflicts of interest and includes Anthony Capital’s personal trading policy. The Code should be read in conjunction with Anthony Capital’s Supervisory Procedures and Compliance Manual (the “Manual”).

This Code sets forth standards of conduct expected for “Supervised Persons,” i.e., any partner, officer, director (or other person occupying a similar status or performing similar functions), or employee of the Adviser or any other person who provides investment advice on the Adviser’s behalf and is subject to the Adviser’s supervision and control (hereafter, an “Employee”).

The following standards of business conduct will govern the interpretation and administration of this Code:

●	The interests of the Clients must be placed first at all times;

●	All investment transactions (including personal investment transactions) must be conducted consistent with this Code, and in such a manner as to avoid any actual or potential conflict of interest, or any abuse of an Employee’s position of trust and responsibility;

●	Employees must not misrepresent Anthony Capital or their role within the Adviser;

●	Employees should not take inappropriate advantage of their positions with Anthony Capital; and

●	Employees must comply with all applicable federal securities laws. 1

The Code is designed to cover a variety of circumstances and conduct. However, no policy or procedure can anticipate every possible situation. Consequently, Employees are expected not only to abide by the letter of the Code, but also to aspire to its spirit by upholding Anthony Capital’s fundamental ideals that include integrity, honesty and trust.

Anthony Capital may modify any or all of the policies and procedures set forth in the Code. Should revisions be made, Employees will receive written notification from Stephen Henderlite, the Chief Compliance Officer (the “CCO”). The CCO may delegate the day-to-day management of certain of his/her compliance duties under the Code to another qualified Employee. In addition, the Adviser has engaged the services of an independent compliance consulting Adviser, Optima Partners LLC (“Optima”), to assist the CCO with the management of the CCO’s compliance duties.

[1]	Federal Securities Laws means: the Securities Act of 1933, the Securities Exchange Act of 1934, the Sarbanes-Oxley Act of 2002, the Investment Advisers Act of 1940, the Investment Company Act of 1940, Title V of the Gramm-Leach-Bliley Act and any rules adopted by the SEC under any of these statutes; and the Bank Secrecy Act as it applies to funds and investment advisers and any rules adopted thereunder by the SEC or the Department of the U.S. Treasury.

Anthony Capital Management, LLC	December 2024 Code of Ethics

The Code should be kept by each Employee for future reference and its guidelines should be made an active part of the Employee’s normal course of business. In the event that an Employee has any questions regarding his or her responsibilities under the Code, he or she must contact the CCO.

1	OVERSIGHT OF THE CODE OF ETHICS

1.1	Acknowledgement of the Code

Each Employee must execute and return to the CCO the “Employee Acknowledgement of Receipt and Compliance Attestation” form attached hereto as Appendix A, upon hire and annually thereafter, certifying that he or she has read and understands the Code’s contents.

1.2	Reporting Violations

All Employees must promptly report any violations of the Code and any federal securities laws to the CCO.

1.3	Material Violations

A material code of ethics (the “Code”) violation means a breach of the Code that raises relatively serious issues that suggest the possibility of a violation of the securities laws, particularly Section 17(j) of the Investment Company Act of 1940 and Rule 17j-1 thereunder or Section 206 of the Investment Advisers Act of 1940. The triggering event can vary based on the specific facts and circumstances of a situation, but may include issues such as insider trading, front running, short-term trading, market timing or other circumstances or patterns of incidents or transactions or a series of minor violations which in their aggregate may constitute a serious violation.

1.4	Sanctions for Failure to Comply with the Code of Ethics

If it is determined that an Employee has committed a violation of the Code, Anthony Capital may impose sanctions and/or take other action as deemed appropriate. These actions may include, among other things, disgorgement of profits, criminal or civil penalties, a letter of caution or warning, suspension or termination of employment, and/or notification to the SEC of the violations.

1.5	CCO’s Preclearance Requests

In all circumstances requiring pre-clearance under the Code, the President will provide written pre-approval to the CCO.

2	EMPLOYEE SUPERVISION

Pursuant to Advisers Act Section 203(e), if an investment adviser fails to reasonably supervise an employee and that person violates the Federal Securities Laws, then the SEC may censure, limit the activities of, or revoke, the registration of the investment adviser. However, Section 203(e)(6) states that an investment adviser will not be deemed to have failed to reasonably supervise any person if the adviser has: (i) established procedures and a system for applying such procedures, that would reasonably be expected to prevent and detect, insofar as practicable, any such violation by such other person; and (ii) reasonably discharged the duties and obligations incumbent upon it by reason of such procedures and system without reasonable cause to believe that such procedures and system were not being complied with.

The Adviser takes seriously its obligation to supervise its Employees. Accordingly, the Adviser’s “Compliance Program,” which is comprised of the policies and procedures contained in the Manual and this Code, is designed to ensure that it reasonably supervises its Employees with a view to preventing violations of the Advisers Act and its rules, as well as other applicable Federal Securities Laws. The Adviser expects each Employee who acts in a supervisory capacity to oversee any other Employee under his or her supervision in a manner consistent with the policies and procedures contained in the Compliance Program. the Adviser’s management shall have overall responsibility for assigning supervisory responsibility. Any questions regarding the scope of this expectation should be brought to the attention of the CCO or the President.

Anthony Capital Management, LLC	December 2024 Code of Ethics

Where CCO (or other managerial) approval is required for the Adviser or an Employee to take certain actions, the CCO (or such other person) may deny or withhold approval if, in the CCO’s (or such other person’s) good faith determination, the proposed action by the Employee would not be in the best interests of the Adviser and its Clients, or would otherwise violate applicable policies and procedures, contractual restrictions or laws and regulations.

The Adviser routinely retains an independent third-party Adviser that conducts routine background checks on prospective employees (for example, confirming employment histories, disciplinary records, financial background and credit information) and contacts personal references. In addition, the Adviser will not employ persons with a prior disciplinary history (for example, discipline regarding misappropriation, unauthorized trading, forgery, bribery or making unsuitable recommendations). However, should the Adviser employ a person with a disciplinary history, the Adviser will implement additional procedures so that the Adviser is able to identify any misconduct by such person.

3	CONFLICTS OF INTEREST GENERALLY

It is the Adviser’s policy generally that all Employees act in good faith and in the best interests of our clients. To this end, Employees must not put themselves or the Adviser in a position that would create even the appearance of a conflict of interest. If you have any doubts or questions about the appropriateness of any interests or activities, you should contact the CCO. Any interest or activity that might constitute a conflict of interest under this Code must be fully disclosed to the CCO so that a determination may be made whether such interest or activity should be disclosed to Clients, disposed of, discontinued or limited. The following sections of this Code are designed to address the material conflicts of interest that Employees can expect to encounter in fulfilling their responsibilities to the Adviser.

4	GIFTS AND ENTERTAINMENT

4.1	Introduction

It is Anthony Capital’s policy generally that all Employees act in good faith and in the best interests of the Adviser. To this end, Employees must not put themselves or the Adviser in a position that would create even the appearance of a conflict of interest. If you have any doubts or questions about the appropriateness of any interests or activities, you should contact the CCO. Any interest or activity that might constitute a conflict of interest under this Code must be fully disclosed to the CCO so that a determination may be made as to whether such interest or activity should be disclosed to Clients, disposed of, discontinued or limited.

4.2	Gifts and Entertainment Policy

Employees giving or receiving gifts or entertainment to individuals or Advisers with whom the Adviser does, or is likely to do, business with may give the appearance of a conflict of interest. This policy does not govern gifts and entertainment outside of business or potential business activities of the Adviser. Anthony Capital’s “Gifts and Entertainment Policy” distinguishes between a “Gift” and “Entertainment.” Gifts are items (or services) of value that a third party provides to an Employee (or an Employee to a third party) where there is no business communication involved in the enjoyment of the gift. Entertainment contemplates that the giver participates with the recipient in the enjoyment of the item or service. Entertainment is only appropriate when used to foster and promote business relationships for the Adviser. Meals and entertainment customarily associated with ethical business practices and cannot be reasonably interpreted by others as constituting an inducement to take a particular action is acceptable. If an Employee believes the meal or entertainment might be excessive, he or she must obtain pre-approval from their supervisor and the CCO.

Anthony Capital Management, LLC	December 2024 Code of Ethics

Solicitation of Gifts and/or Entertainment from individuals or Advisers with whom Anthony Capital does, or is likely to do, business with is unprofessional and is strictly prohibited. Employees also are prohibited from directly or indirectly making, soliciting or accepting any loans (for example, crowdfunding loans) other than accepting arms’ length personal loans from a recognized lending institution made in the ordinary course of business on usual and customary terms.

As set forth in Section 5.6 below, any proposed gift or entertainment involving government officials requires Compliance pre-approval.

4.3	Permissible Gifts and Entertainment

Employees may give or receive Gifts or Entertainment with the value of $250 or over in the aggregate during the course of a calendar year to or from anyone with whom Anthony Capital has or is likely to have any business dealings. Additionally, all gifts of $150 or over, given or received, should be reported to and pre-approved (for those gifts given by an Employee) to the CCO and must fall within the following parameters, gifts must be:

●	Meals and Entertainment customarily associated with ethical business practices and cannot be reasonably interpreted by others as constituting an inducement to take a particular action is acceptable.

●	Meals that are provided on-site for Employees to share by a person or firm with whom the Adviser has or is likely to have business dealings do not require reporting.

●	Items that have been branded with a company’s logo, such as pens, golf balls, tote bags, etc. are considered to not have the intrinsic value of the gift pre-branding and therefore do not count towards the gift limits UNLESS the gift is clearly of high value (over $250). Please contact the CCO if you require clarification on a case-by-case basis.

●	A reasonable business gift (not to exceed $250 in the aggregate over the course of a calendar year) given to an Employee from a business or corporate gift list on the same basis as other recipients of the sponsor and not personally selected for an Employee (e.g., holiday gifts).

●	From a sponsor to celebrate or acknowledge a transaction or event that are given to a wide group of recipients and not personally selected for an Employee (e.g., closing dinner gifts, gifts given at an industry conference or seminar).

●	Employees may receive wedding, graduation or similar types of gifts from Clients that in some cases may be difficult to return to the sender. As stated above, all gifts should be reported to the CCO and the CCO will consider such gifts on a case-by-case basis and make a determination whether such gifts present a conflict of interest in light of the overall relationship with the Client.

4.4	Pre-Approval of Gifts

Employees may not give or receive gifts with a value of $250 or over in the aggregate during the course of a calendar year to or from anyone or Adviser with whom Anthony Capital has or is likely to have business dealings, unless pre-approved by the CCO. Employees may not give or accept an invitation from such parties that involves Entertainment that is excessive or not usual or customary. If an Employee is unable to judge the value of a Gift, whether a Gift is considered a cash equivalent, or believes that the Gift may be excessive, he or she must contact the CCO for guidance.

Gifts to charity at the request of Clients are not permissible. Furthermore, an Employee may under no circumstances receive or give cash or cash equivalent gifts, such as gift cards, gift certificates, or any item that can be used as, or alongside, hard currency, and must forfeit such Gifts to the CCO who will decide the best course of action for disposing of the Gift which may include, but is not limited to, returning the Gift to the giver or donating the Gift to charity.

Anthony Capital Management, LLC	December 2024 Code of Ethics

4.5	Pre-Approval of Entertainment

As a general rule, Employees may not accept an invitation that involves entertainment that is excessive (significantly over $250) or not usual and customary. If an Employee believes the meal or entertainment might be excessive, he or she must obtain pre-approval from the CCO. This includes, but is not limited to the attendance at sporting events, theater/art events, conferences or similar events.

If an Employee believes the Entertainment might be excessive or extravagant, it should be reported to the CCO. Spouses and other family members may at times attend Entertainment events. Trends, unusually high frequency and the value of such situations should be monitored by the Employee to ensure that actual or apparent conflicts of interest are avoided. Employees are required to notify the CCO if any family members will be attending an Entertainment event.

4.6	Reporting of Gifts and Entertainment

Each Employee must notify the CCO promptly upon receiving or prior to giving a Gift or invitation for Entertainment. The CCO is responsible for recording the information on the Gift and Entertainment Log. In addition, Employees will be required to complete Quarterly Compliance Attestations to confirm that they are complying with Anthony Capital’s Gifts and Entertainment Policy. Additionally, all cash and cash equivalent gifts must be forfeited to the CCO who will decide the best course of action of disposing of the gift, which may include, but is not limited to, returning the Gift to the giver or donating the gift to charity.

4.7	Government Officals

Given enhanced regulatory scrutiny as well as jurisdictional considerations with respect to government engagement, any Gift or Entertainment given to or received from a government official requires pre-approval by the CCO.

5	ANTI-BRIBERY POLICY AND PROCEDURES

5.1	Anti-Bribery Policy

Anthony Capital’s “Anti-Bribery Policy” prohibits Employees from offering payments, or anything else of value, to a government official that will assist the Adviser in obtaining or retaining business or securing any improper business advantage, including making, promising or offering bribes to maintain existing business relationships or operations. Anyone at the Adviser found to be violating Anthony Capital’s Anti-Bribery Policy will be subject to disciplinary action, which may include termination. Anthony Capital requires all Employees to report any suspicious activity that may violate the Anti-Bribery Policy to the CCO. An Employee’s failure to report known or suspected violations may itself lead to disciplinary action.

5.1.1	Foreign Corrupt Practices Act

The U.S. Foreign Corrupt Practices Act (“FCPA”) prohibits individuals and companies from corruptly making or authorizing an offer, payment or promise to pay anything of value to a foreign official2 for the purpose of influencing an official act or make a decision in order to obtain or retain business. The FCPA applies to all foreign officials and all employees of state-owned enterprises.

[2]	A “foreign official” includes: any officer or employee of or person acting in an official capacity for or on behalf of a foreign government or any department, agency, or instrumentality thereof, or of a public international organization; any employee or official of any court system, government regulatory or financial bodies, state-owned or controlled enterprises, and sovereign wealth funds; and foreign political parties and candidates for office.

Anthony Capital Management, LLC	December 2024 Code of Ethics

The definition of foreign official is broadly interpreted by the SEC and the U.S. Department of Justice both of whom enforce the FCPA’s prohibitions.

Under the FCPA, both the Adviser and its individual Employees can be criminally liable for payments made to agents or intermediaries “knowing” that some portion of those payments will be passed on to (or offered to) a foreign official. The knowledge element required is not limited to actual knowledge, but includes “consciously avoiding” the high probability that a third party representing the Adviser will make or offer improper payments to a foreign official.

5.1.2	FCPA Red Flags

Investment advisers that engage foreign agents are expected to be attuned to any “red flags” in connection with the relationship, which may include:

●	The foreign country’s reputation for corruption;

●	Requests by a foreign agent for offshore or other unusual payment methods;

●	Refusal of a foreign agent to certify that it will not make payments that would be unlawful under the FCPA;

●	An apparent lack of qualifications;

●	Non-existent or non-transparent accounting standards; and

●	Whether the foreign agent comes recommended or “required” by a government official.

Sanctions for violating the FCPA may include fines for the Adviser and individuals and jail terms for individuals.

5.1.3	Preclearance Requirement

Employees are prohibited from giving anything of value to a foreign official without the CCO’s written pre-approval.

6	POLITICAL CONTRIBUTIONS AND PAY TO PLAY

6.1	Introduction

The Advisers Act’s “Pay to Play Rule” restricts Anthony Capital and its Employees from making U.S. political contributions that may appear to be made for pay to play purposes, regardless of the Employee/contributor’s intent. The SEC uses the phrase “pay to play” to refer to arrangements whereby investment advisers make political contributions or related payments to government officials in order to be awarded with, or afforded the opportunity to compete for, contracts to manage the assets of public pension plans and other government accounts.

The Pay to Play Rule generally creates: (i) a 2-year time-out from receiving compensation for providing advisory services to a state and local government entity after political contributions have been made to government officials that are involved in awarding advisory contracts to manage the assets of state or local pension funds; (ii) a prohibition on soliciting or coordinating certain political contributions and/or payments, and (iii) a prohibition from paying certain third parties from soliciting state and local government entities.

Anthony Capital Management, LLC	December 2024 Code of Ethics

6.2	Pay to Play Policy

Anthony Capital’s “Pay to Play Policy” prohibits the Adviser and its Employees from making any contribution3 (i) to candidates running for U.S. state or local political office, (ii) to candidates running for U.S. federal office who currently hold a U.S. state or local political office, or (iii) to political parties or PACs that may contribute to such campaigns (collectively, a “Political Contribution”) without reporting to the CCO on a quarterly basis.

Anthony Capital will not make Political Contributions or otherwise endorse or support political parties or candidates (including through intermediary organizations such as PACs or campaign funds) with the intent of directly or indirectly influencing any investment management relationship. Under no circumstances may an Employee engage in any of the foregoing activities indirectly, such as by funneling payments through third parties including, for example, attorneys, family members, friends or companies affiliated with the Adviser as a means of circumventing the Pay to Play Rule.4 Employees will be required to complete Quarterly Compliance Attestations to confirm that they are complying with Anthony Capital’s Political Contributions policy.

6.3	New Employee Certification

When an individual is employed by Anthony Capital, the Adviser must “look back” to that Employee’s prior Political Contributions. If the Employee is involved in soliciting Clients for Anthony Capital, then the Adviser is required to look back at the Employee’s Political Contributions for two years. If the Employee is not involved in soliciting Clients for Anthony Capital, then the Adviser is only required to look back six months. The CCO will determine whether any such past Political Contribution will affect Anthony Capital’s business. Upon joining the Adviser, each new Employee must complete a “New Employee Political Contribution Disclosure Form” (attached hereto as Appendix B).

7	PERSONAL TRADING POLICY

7.1	General Policy

Pursuant to the Code of Ethics Rules, Anthony Capital has adopted the following “Personal Trading Policy.”

7.2	Definition of Covered Account

This policy applies to all “Covered Accounts” of Employees, including accounts maintained by or for:

●	The Employee’s spouse or domestic partner (except a spouse or partner with a valid separation/divorce decree) and minor children;

●	The Employee’s immediate family members[5] sharing the same household;

[3]	“Contribution” is broadly defined and means the giving of anything of value in connection with any election for U.S. state, local or federal office (if the candidate running for U.S. federal office currently holds a U.S. state or local political office), including Contributions to any candidate for political office, political party or political action committee. Reportable Contributions include any gift, subscription, loan, advance, deposit of money, or anything of value (regardless of to whom paid) made for the purpose of influencing any election, satisfying any debt incurred in connection with any such election, or paying the transition or inaugural expenses of a successful candidate, and any solicitation or coordination of the making of any of the foregoing contributions or payments to a political party (including fundraising activities).
[4]	The Pay to Play Rule contains a “catch-all” provision that prohibits indirect acts, which if done directly would violate the Rule.
[5]	“Immediate family member” means any child, stepchild, grandchild, parent, stepparent, grandparent, spouse sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law.

Anthony Capital Management, LLC	December 2024 Code of Ethics

●	Any persons to whom the Employee provides primary financial support and either (i) whose financial affairs are managed by the Employee or (ii) for whom the Employee holds discretionary authority over financial accounts; and

●	Any accounts for entities in which the Employee has a 25% or greater beneficial interest or exercises effective control.

It is the Employee’s responsibility to ensure that his or her spouse, family members sharing the same household and persons to whom the Employee provides primary financial support are aware of this policy and adhere to it.

7.3	Definition of Non-Discretionary Account

A “Non-Discretionary Managed Account” is an account over which the Employee has no direct or indirect influence or control. This includes accounts for which an Employee has granted full investment discretion to an outside broker-dealer, bank, investment manager, or financial adviser. For an Employee to claim this status, sufficient documentation must be provided to the CCO to illustrate the investment relationship.

Non-Discretionary Managed Accounts are not deemed to be Covered Accounts for the purposes of this policy. However, pursuant to Section 9.13 below, Employees will be required to disclose such accounts in their Holdings reports and provide periodic attestation to the Non-Discretionary Managed nature of the account.

7.4	Definition of Reportable Security

“Reportable Securities” include a wide variety of investments such as bonds, fixed income, options, warrants, futures, currencies, and derivatives. A Reportable Security also includes all Exchange Traded Funds (“ETFs”) and Exchange Traded Notes (“ETNs”). A Reportable Security does not include (a “Non-Reportable Security”):

●	Transactions and holdings in direct obligations of the U.S. government;

●	Money market instruments defined as bankers' acceptances, bank certificates of deposit, commercial paper, repurchase agreements and other high quality short-term debt instruments;

●	Shares issued by money market funds;

●	Shares issued by open-end funds (mutual funds); provided that such funds are not advised by the Adviser or an affiliate and such fund’s advisor or principle underwriter is not controlled or under common with the Adviser; and

●	Units of a unit investment trust; if the unit investment trust is invested exclusively in one or more open-end funds, provided that such funds are not advised by the Adviser or an affiliate and such fund’s adviser or principle underwriter is not controlled or under common control with the Adviser.

Employees are permitted to trade Non-Reportable Securities and, with the exception of providing disclosure of all brokerage accounts held at the time of joining the Adviser and annually (see Appendix D-2, “Non-Reportable Securities Holdings”), Employees are not required to report trades of Non-Reportable Securities.

Employees are permitted to trade single name securities such as stocks and ETFs without pre-approval. However, the Adviser will not allow excessive trading or day trading in and out of security positions. The CCO will review the Adviser’s trading on at least a quarterly basis to confirm that all Employees have followed the requirements of this sections.

Anthony Capital Management, LLC	December 2024 Code of Ethics

7.5	Reporting of Employee’s Holdings and Transactions

Employees are required to periodically report their personal securities transactions and holdings to the CCO. Upon commencement of employment with the Adviser, Employees must provide the CCO with the names of any brokerage Advisers or banks where the Employee has an account in which any securities, futures or commodities are held, or could be held. This includes, but is not limited to, 401(k), IRA and 529 account plans.

7.5.1	Initial Holdings Report

Each new Employee must provide the CCO with an “Initial Holdings Report” attached hereto as Appendix D for Covered Accounts and Non-Discretionary Managed Accounts, as well as any Limited Offerings holdings.6 The Initial Holdings Report must be submitted within ten (10) days of his or her commencement of employment and the report must be current as of a date not more than 45 days prior to the individual being hired.

7.5.2	Annual Holdings Report

Each Employee must provide the CCO with an “Annual Holdings Report” (and, together with the Initial Holdings Report, the “Holdings Reports”) attached hereto as Appendix D for disclosing Covered Accounts and Non-Discretionary Managed Accounts, as well as any Limited Offerings, containing the same information required in the Initial Holdings Report as described above. The Annual Holdings Report must be submitted by February 14 and must be current as of a date not more than 45 days prior to the date that the Annual Holdings Report is submitted.

7.5.3	Duplicate Brokerage Statements (Quarterly Transaction Report)

Under the Code of Ethics Rule, Anthony Capital is required to obtain a “Quarterly Transaction Report” from its Employees. However, the Code of Ethics Rule permits Employees to submit brokerage statements in lieu of the Quarterly Transaction Report. Therefore, Anthony Capital requires Employees to instruct their brokerage Adviser(s) to submit duplicate brokerage account statements for all Covered Accounts directly to the CCO. In the event that an Employee’s brokerage Adviser does not submit the Employee’s brokerage statements directly to the CCO, Employees are required to provide the CCO with copies of their monthly or quarterly brokerage account statements relating to each Covered Account. Brokerage statements must be received within 30 days of the end of the calendar quarter.

7.5.4	New Accounts

Employees must notify the CCO promptly (but in any event within ten (10) business days) in writing (email will suffice) if the Employee opens any new account with a brokerage Adviser or custodian, or moves an existing account to a different brokerage Adviser or custodian.

7.6	Cryptocurrency Trades

Employees are permitted to trade cryptocurrencies7 subject to the CCO’s pre-approval. The CCO will be the sole determinant of whether a virtual currency qualifies as a “Cryptocurrency” for purposes of this policy. All Cryptocurrency transactions are subject to a minimum holding period of at least 30 days.

[6]	“Limited offering” means an offering that is exempt from registration pursuant to Section 4(2) or Section 4(6), or pursuant to Rule 504, Rule 505, or Rule 506, under the Securities Act of 1933.

[7]	“Cryptocurrencies” use cryptographic protocols, or extremely complex code systems that encrypt sensitive data transfers, to secure their units of exchange. An example of a cryptocurrency is “Bitcoin.”

Anthony Capital Management, LLC	December 2024 Code of Ethics

7.7	Exemption from Reporting on Automatic Investment Plans

An Employee is required to submit a Quarterly Transaction Report with respect to transactions effected pursuant to an “Automatic Investment Plan.”8

7.8	Limited Offerings

Pursuant to Anthony Capital’s “Limited Offerings Policy,” Employees and their immediate family members must obtain the CCO’s written pre-approval before entering into “Limited Offerings,” also known as private placements, using the form attached hereto as Appendix E. Limited Offerings include investments in private investment partnerships, interests in oil and gas ventures, real estate syndications, participations in tax shelters, and shares issued prior to a public distribution.

Prior to making the initial or any follow-on investment, the Employee must arrange for the CCO to review and obtain any private placement memorandum, subscription agreements or other like documents pertaining to the investment. Where confirmations and statements or other like documents are not available from the issuer, the Employee must promptly inform the CCO of any changes in the investment and provide the CCO with a brief written yearly update.

Employees will be required to complete Quarterly Compliance Attestations to confirm that they are complying with Anthony Capital’s Limited Offerings Policy.

7.9	Limited Offerings Policy Quarterly Compliance Attestation

Employees are required to complete a Quarterly Compliance Attestation to confirm that they are complying with the Limited Offerings Policy.

7.10	Initial Public Offerings (“IPOs”)

The Code of Ethics Rule prohibits investing in IPOs.

7.11	Specific Account Exemptions

Any Employee who wishes to seek an exemption of a specific Covered Account from coverage under the Code must contact the CCO for an exemption/waiver request. The CCO will make a determination of whether such exemption/waiver would be in the best interests of the Adviser’s Clients. The CCO will prepare a written memorandum of any exemption/waiver granted, describing the circumstances of, and reasons for, the exemption/waiver.

With respect to Non-Discretionary Managed Accounts, Employees will be required to submit an attestation regarding the non-discretionary nature of the account(s) at inception of the employee’s employment or the account, whichever occurs first. Attestations to the nature of the account will be required no less frequently than annually.

7.12	Review and Retention of Reports

The CCO shall review the Holdings Reports, duplicate brokerage statements (in lieu of Quarterly Transaction) Reports and any successful pre-approval forms to determine whether any violations of Anthony Capital’s policies or of the applicable securities laws have occurred. If there are any discrepancies between holdings reports, transaction reports or preclearance forms, the CCO shall contact the responsible Employee to resolve the discrepancy. If the Adviser determines that an Employee has violated the Code, such Employee may be subject to disciplinary action or restrictions on further trading. The CCO will review and discuss any issues with the PM on at least a quarterly basis.

[8]	“Automatic investment plan” means a program in which regular periodic purchases (or withdrawals) are made automatically in (or from) investment accounts in accordance with a predetermined schedule and allocation. An automatic investment plan includes a dividend reinvestment plan.

Anthony Capital Management, LLC	December 2024 Code of Ethics

7.12.1	Escalation of Violations and Sanctions

Upon the discovery of a violation of the procedures contained in this Code, the CCO or the Adviser may impose sanctions as deemed appropriate.

7.12.2	Confidentiality

The CCO and any other designated compliance personnel receiving reports of an Employee’s holdings and transactions under this Code will keep such reports confidential, except to the extent that Anthony Capital is required by law to disclose the contents of such reports to regulators.

7.13	The Restricted List

The CCO may place certain securities on a “Restricted List.” Employees are prohibited from personally, or on behalf of a Client, purchasing or selling securities that appear on the Restricted List. A security may be placed on the Adviser’s Restricted List for a variety of reasons including, but not limited to:

●	Anthony Capital or an Employee is in possession of material, nonpublic information (“MNPI”) about an issuer (see Section 10 – “Insider Trading”);

●	An Employee is in a position, such as a member of an issuer’s board of directors, that may be likely to cause the Adviser or such Employee to receive MNPI;

●	Anthony Capital has executed a non-disclosure or similar agreement with a specific issuer that restricts trading in that issuer’s securities;

●	An Employee trading in the security may present the appearance of a conflict of interest or an actual conflict of interest;

●	An investor relationship that involves a senior officer or director of an issuer, a “Value-Added Investor,” may present the appearance of a conflict of interest or an actual conflict of interest;

●	Any Security which at the time of such transaction is:

–	(a) being considered for purchase or sale by a Client,

–	(b) being purchased or sold by a Client, or

–	(c) at the time of such proposed transaction, held for the account of one or more Clients.

The CCO is responsible for maintaining the Restricted List and securities will remain on the Restricted List until such time as the CCO deems their removal appropriate. The Restricted List will be distributed to Employees no less frequently than quarterly and whenever updated.

8	OUTSIDE BUSINESS ACTIVITIES

8.1	Outside Business Activities Policy

Pursuant to Anthony Capital’s “Outside Business Activities Policy,” Employees must also obtain the CCO’s written pre-approval before engaging in outside business activities. An “Outside Business Activity” includes being (whether or not on behalf of the Adviser) an officer, director, limited or general partner, member of a limited liability company, employee or consultant of any non-Adviser entity or organization. Employees wishing to enter into or engage in an Outside Business Activity must obtain the required written approval using the “Outside Business Activity Pre-Approval and Insider Disclosure Statement” attached hereto as Appendix F. In addition, Employees will provide information about potential conflict of interest relationships.

Anthony Capital Management, LLC	December 2024 Code of Ethics

8.2	Family Member’s Conflicts of Interest

Employees have an ongoing responsibility to notify the Adviser about any special relationship that the Employee has with an Immediate Family Member9 (see Personal Trading Policy, Definition of Covered Account, above), regardless of whether the Immediate Family Member resides with the Employee.

Employees also must notify the CCO if an Immediate Family Member:

●	Is running for a board position or involved in a proxy contest at a public company;

●	Conducts business with or works for an entity that conducts business with the Adviser; or

●	Works for or on behalf of any newspaper, radio, television, magazine, Internet or other media organization.

8.3	Outside Business Activities Policy Quarterly Compliance Attestation

Employees are required to complete a Quarterly Compliance Attestation to confirm that they are complying with the Outside Business Activities Policy.

9	INSIDER TRADING

9.1	Introduction

Insider trading is prohibited primarily by Section 10(b) and Rule 10b-5 of the Securities Exchange Act of 1934 (the “Exchange Act”). In addition, Section 204A of the Advisers Act requires investment advisers to adopt, maintain, and enforce written policies and procedures reasonably designed to prevent the misuse of material nonpublic information (“MNPI”) by the Adviser or any of its Employees or affiliates.

The term “Insider Trading” generally means one or more of the following activities (with definitions (capitalized terms) following):

●	Trading while in possession of MNPI received from an Insider;

●	Trading while in possession of MNPI received from a Temporary Insider where the information (i) was disclosed by the Temporary Insider in violation of the Temporary Insider’s duty to keep the information confidential or (ii) was misappropriated by the Temporary Insider;

●	Recommending the purchase or sale of securities while in possession of MNPI; or

●	Communicating MNPI to others (i.e., “Tipping,” see below).

9.2	Penalties for Insider Trading

Trading securities while in possession of MNPI or improperly communicating that information to others may expose an Employee and the Adviser to stringent penalties including fines and jail terms. The SEC can also recover profits gained or losses avoided through insider trading, impose a penalty of up to three times the illicit windfall, and issue an order permanently barring the Employee from the securities business. An Employee can also be sued by investors seeking to recover damages for Insider Trading. In addition, any violation of the Code’s Insider Trading Policy (see below) can be expected to result in serious sanctions by Anthony Capital, including termination of employment. In addition, under certain circumstances, the Adviser may also be liable for Insider Trading conducted by Employees and, even if the Adviser is not found guilty of insider trading, the reputational damage resulting from the allegation alone may cause the Adviser irreparable harm.

9 For purposes of the Outside Business Activities Policy, Immediate Family Members also include any partnership, corporation or other entity in which the Immediate Family Member has a 25% or greater beneficial ownership interest or in which the Employee exercises effective control.

Anthony Capital Management, LLC	December 2024 Code of Ethics

9.3	Important Definitions

9.3.1	Nonpublic Information

Information is considered nonpublic if it has not been broadly disseminated to investors in the marketplace. Direct evidence of dissemination is the best indication that information is “public,” for example, if the information has been made available to the public through publications of general circulation (i.e., The Wall Street Journal) or in a public disclosure document filed with the SEC (i.e., a Form 8K). There is no set time period between the information’s release and the time it is considered to be fully disseminated into the marketplace. The speed of dissemination depends on how the information was communicated.

9.4	Material Information

Information is material if there is a substantial likelihood that a reasonable investor would consider the information important in making an investment decision. This may include earnings information, merger and acquisition information, significant changes in assets, and significant new products or discoveries.

9.4.1	Insider and Temporary Insider

The term “Insider” is construed by the courts to refer to an individual or entity that, by virtue of a fiduciary relationship with an issuer of securities, has knowledge of, or access to, MNPI. This may include an officer, director or employee of a company, as well as any controlling shareholder. In addition, a person can be a “Temporary Insider” if he or she enters into a special confidential relationship in the conduct of a company’s affairs and, as a result, is given access to information. Temporary insiders include, among others, the Adviser’s attorneys, accountants, consultants, financial advisors, and lending officers, and the employees of these organizations. An Employee may be considered a Temporary Insider depending on the facts and circumstances.

9.4.2	Tipper / Tippee Liability

An Employee (the “Tipper”) who does not trade the security but learns of MNPI from an Insider or Temporary Insider, and then shares the MNPI with someone else (the “Tippee”) who then does trade that security, may be liable for the trading done by the Tippee. It therefore is important never to pass on MNPI to anyone else who may trade while in possession of MNPI or who may pass it on to others that may trade. The Tippee may be subject to liability for insider trading if the Tippee knows or should have known that the Tipper breached a duty of trust or confidence.

9.5	Breach of Duty

Insider Trading liability is premised on a breach of fiduciary duty, or similar relationship of trust or confidence. In addition to an Insider, the prohibition against Insider Trading can apply to a person even if that person has no employment with the issuer of the securities that are traded, such as a Temporary Insider.

9.6	Adviser’s Insider Trading Policy

Anthony Capital’s “Insider Trading Policy” applies to every Employee and extends to activities outside the scope of his or her duties at the Adviser. Anthony Capital forbids any Employee from engaging in any activities that would be considered illegal Insider Trading. Any questions regarding this Insider Trading Policy must be referred to the CCO.

Anthony Capital Management, LLC	December 2024 Code of Ethics

9.7	Procedures Designed to Detect and Prevent Insider Trading

Before trading on their own behalf or for others, each Employee should ask himself or herself the following questions regarding information in his or her possession:

●	Is the information nonpublic? Is the information material? If, after consideration of the above, an Employee believes that the information is material and nonpublic, or if an Employee has questions as to whether the information is material and nonpublic, he or she should take the following steps:

■	Report the potential MNPI immediately to the CCO;

■	Do not communicate the information inside or outside of the Adviser, other than to the CCO.

■	Do not purchase or sell the securities either on behalf of himself or herself or on behalf of others; and

●	After the CCO has reviewed the issue, the Employee will be instructed either to continue the prohibition against communication and trading.

Employees are required to refer to the following guidance and requirements for Employees in connection with situations that may result in the receipt of MNPI. Additionally, as discussed in Section 9 – “Personal Trading Policy,” Employees are required to disclose the existence and location of all personal trading accounts and to arrange for copies of all Covered Account brokerage statements to be sent from the outside financial institution to the Adviser’s CCO. Such statements will be reviewed by the CCO.

9.7.1	Procedures Governing Communication with Third Parties

When Employees communicate with third parties there is a risk that they may obtain MNPI that restricts the Adviser’s ability to purchase and sell securities. The Adviser has adopted specific procedures governing Employees’ interactions, which are designed to limit the Adviser’s inadvertent receipt of potentially restricting information and to alert the Adviser to any circumstance in which potentially restricting information has been conveyed to an Employee.

To help prevent unwanted receipt of MNPI, Employees generally should preface conversations with third parties with the statement that the Adviser (i) is a public investor, (ii) does not want to receive MNPI, (iii) will not agree to keep information confidential and (iv) will not agree to refrain from trading on that information (the Adviser will engage in its own, internal legal analysis on the lawfulness of any trading it contemplates and will comply with all legal requirements).10 If an Employee receives requests for the Adviser to participate in investment or trading activities that convey the receipt of non-public information about an issuer or its securities, they are expected to notify the CCO immediately. The CCO will assess the nature of the information conveyed or anticipated, and determine whether or not to add the issuer to the Restricted List. Solicitations to participate in a private investment in public equity (“PIPE”), when the PIPE has not been publicly announced, conveys MNPI since a company’s need for financing reflects generally on the company’s financial situation. These are to be alerted to the CCO immediately so that the issuer can be added to the Restricted List.

[10]	Conversations that Employees may have about a public company with the senior management of that public company pose significantly less risk of trading restrictions and of appearance issues, since senior company managers are expected to understand and comply with their duties to not selectively disclose their companies’ MNPI, and the Adviser does not pay for the time of these senior company managers. These interactions nonetheless could result in the receipt of MNPI and Employees are expected to notify the CCO immediately, as required by the Insider Trading Policy, if the Employee believes that he or she has received what may be MNPI during any such interaction.

Anthony Capital Management, LLC	December 2024 Code of Ethics

9.7.2	Procedures Governing Formal and Informal Confidentiality Agreements

In the normal course of business, Employees may be given the opportunity to learn of confidential information about an issuer provided pursuant to a confidentiality agreement between the Adviser and an issuer or an adviser to the issuer (for example, when considering the purchase of a privately negotiated investment, such as bank debt). In order to track the Adviser’s obligations and assess any potential restrictions on trading as a result of receipt of confidential information, all confidentiality agreements must be reviewed, approved, and maintained by the CCO, and the relevant Employees, in consultation with the CCO, will determine if the issuer should be placed on the Restricted List.

The opportunity to learn of confidential information about an issuer, and the confidential information itself, may be presented orally (for example, via a call from a bank or broker acting as adviser or agent of an issuer). At times, the party providing the information by telephone may follow up with an email to the Adviser which assigns certain legal terms to the confidential information provided (which may or may not have been conveyed orally) and either requests a confirmation by email of those terms or asserts that such terms have already been agreed to orally. It is important that no one other than the CCO reply to any emailed “over-the-wall” confidentiality agreements. Accordingly, if you receive (or if you have any question about whether you may have received) an “over-the-wall” confidentiality agreement, you should contact the CCO immediately.

9.7.3	Required Pre-Approval for Service as a Director on a Creditor’s Committee or in a Similar Capacity

Employees may not serve as a director to any company or entity without obtaining the CCO’s pre-approval. Employees may not serve on a creditors’ committee (whether formal or informal), or in a similar capacity, without obtaining the CCO’s pre-approval. Service in these capacities may give Employees access to one or more of the following: (i) information subject to the attorney-client privilege (for example, communications from counsel hired by a creditors’ committee); (ii) non-public company information (for example, corporate information shared with the board of directors); and (iii) confidential information (for example, ad hoc committee members’ strategies, shared under a confidentiality agreement). Potential trading restriction issues will be addressed in determining whether to approve the proposed service, as may be other considerations, including the potential liability and conflicts of interest associated with such positions.

Employees generally should not share the Adviser’s confidential information with companies on whose boards or committees the Employee sits. In a situation where the Employee believes that sharing the Adviser’s confidential information may be in the best interest of the Adviser’s Clients; the Employee should consult the CCO.

9.8	Insider Trading Policy Quarterly Compliance Attestation

Employees are required to complete a Quarterly Compliance Attestation to confirm that they are complying with the Adviser’s Insider Trading Policy.

9.9	Compliance Responsibilities

The CCO will discuss Anthony Capital’s Insider Trading Policy during the Compliance Training Meetings to ensure that all Employees are properly trained and aware of the required reporting procedures. Upon learning of a potential violation of the Insider Trading Policy, the CCO will promptly prepare a confidential written report to be discussed with the President. The report will describe who violated the policy, how it is believed to have been violated, and will provide recommendations for further action. The CCO will check the Restricted List against pre-approval requests for Liquidating Trades.

Anthony Capital Management, LLC	December 2024 Code of Ethics

10	WHISTLEBLOWER POLICY

10.1	Introduction

Pursuant to Anthony Capital’s “Whistleblower Policy,” it is the responsibility of all Employees to comply with the Adviser’s policies and applicable law and to report violations or suspected violations, including, but not limited to, instances of financial impropriety or irregularity, dishonest activity or any other conduct that is prohibited by the Adviser’s policies or applicable law. All persons making reports or complaints pursuant to this Whistleblower Policy will be protected from retaliation under the Adviser’s Non-Retaliation Policy that is a part of this Whistleblower Policy. The Whistleblower Policy is intended to encourage and enable employees and others to raise serious concerns within Anthony Capital prior to seeking resolution outside of the Adviser.

Anthony Capital encourages Employees to share their questions, concerns, suggestions, or complaints with the someone who can address them properly. In most cases, an Employee’s direct supervisor is in the best position to address an area of concern. However, if an Employee is not comfortable speaking with his or her supervisor, or an Employee is not satisfied with his or her supervisor’s response, the Employee is encouraged to speak with the CCO.

All suspected violations will be investigated by the Adviser. The CCO is responsible for promptly investigating and resolving all reported complaints or allegations of violations of the Adviser’s policies and/or applicable laws. The CCO, at his discretion, may advise the Portfolio Manager of any allegations. Any Employee filing a complaint concerning a violation or suspected violation of the Adviser’s policies or the law must act in good faith and have reasonable grounds for believing that the information disclosed indicates a violation. Any allegation that proves to have been made maliciously or knowingly to be false will be viewed as a serious disciplinary offense.

For the avoidance of doubt, nothing in this Manual or in any other agreements an Employee may have with the Adviser is intended to or shall preclude or impede an Employee from cooperating with any governmental or regulatory entity or agency in any investigation, or from communicating any suspected wrongdoing or violation of law to any such entity or agency, including, but not limited to, reporting pursuant to the “whistleblower rules” promulgated by the SEC (Exchange Act Rules 21F-1, et seq.). An Employee is not required to give the Adviser prior notice of, or obtain the Adviser’s prior written consent in connection with regulatory communications contemplated under the SEC’s or other regulatory entity or agency’s “whistleblower rules.”

10.2	Non-Retaliation Policy

Anthony Capital forbids retaliation against anyone who, in good faith, reports or complains, assists in making a complaint, or cooperates in an investigation of financial impropriety or irregularity, dishonest activity or any other conduct that is prohibited by the Adviser’s policies or applicable law. Any Employee participating in an investigation is required to keep all interviews and other details of the investigation confidential to the fullest extent practicable and to refrain from discussing such matters with anyone, other than those individuals conducting or directing the investigation. Nothing in this policy prohibits an Employee from making a report, complaint, or charge to any governmental agency or from communicating with a governmental agency in connection with a report, complaint, or charge (see “SEC’s Whistleblower Program,” below). Any Employee who retaliates against another employee in violation of this policy will be subject to discipline, up to and including immediate termination.

Anthony Capital Management, LLC	December 2024 Code of Ethics

If, after investigating any complaint, the Adviser determines that the complaint is frivolous and was not made in good faith or that an employee intentionally provided false information regarding the complaint, disciplinary action may be taken against the individual who filed the complaint or who gave the false information, up to and including termination.

10.3	SEC’s Whistleblower Program

The SEC’s “Whistleblower Program” provides monetary incentives for individuals to come forward and report possible violations of the federal securities laws to the SEC. Under the SEC’s Whistleblower Program, eligible whistleblowers are entitled to an award of between 10% and 30% of the monetary sanctions for information that leads to a successful SEC action resulting in an order of monetary sanctions exceeding $1 million. An “eligible whistleblower” is a person who voluntarily provides the SEC with original information about a possible violation of the federal securities laws that has occurred, is ongoing, or is about to occur. Employees are eligible for an award for information reported internally if the information is reported to the SEC (by either the employee or the Adviser) within 120 days of the employee’s internal reporting. Anthony Capital encourages employees to follow the Adviser’s Whistleblower Policy and to submit any inquiries regarding the SEC’s Whistleblower Program to the CCO.

Anthony Capital Management, LLC	December 2024 Code of Ethics

Appendix A – Employee Acknowledgement of Receipt and Compliance Attestation

All Employees are required to read this Code of Ethics and acknowledge having understood its contents by printing out this page, entering their name, signing and dating it and returning it to the CCO.

I do hereby acknowledge that I have received and read the Code of Ethics. I understand its content and agree to the policies and procedures set forth therein. I have had the opportunity to ask the CCO questions and I have received adequate responses. I am aware of the penalties for violation of these policies and I agree to them.

Name:

Signature:

Date:

Anthony Capital Management, LLC	October 2024 Code of Ethics

Appendix B – New Employee Political Contribution Disclosure Form

The Investment Advisers Act “Pay to Play Rule” puts restrictions on Anthony Capital regarding certain political contributions or other payments made by its Employees. The Pay to Play Rule contains look back provisions which provide that contributions or payments made by Employees prior to joining an investment adviser can, in some instances, disqualify the adviser from receiving compensation for managing the assets of certain public pension funds. Accordingly, so that we may determine whether any contributions made by you prior to your employment with Anthony Capital implicate Rule 206(4)-5, all prospective Employees must complete and return the attached form prior to commencing employment. Please direct any questions to the CCO.

Set forth below is each direct or indirect Contribution1 made by the undersigned to an official of a government entity (including any state, city, county or other political subdivision and any instrumentality thereof) or candidate for such office, and each direct or indirect payment to a political party of a state or political subdivision thereof, in each case during the two-year period prior to the date of this Disclosure Form. Attach additional pages as necessary.

Name of individual (or entity) that made the Contribution:

Name of candidate/political party/political action committee to whom Contribution was made (for candidates, include name, title and any city/county/state/federal or other political subdivision affiliation):

Date and form of Contribution (i.e., campaign contribution, gift, loan, fundraising activity, volunteer of time, etc.):

Office to which candidate seeks or sought election:

[1]	“Contribution” is broadly defined and means the giving of anything of value in connection with any election for U.S. federal (if the candidate running for U.S. federal office currently holds a U.S. state or local political office), state or local office, including Contributions to any candidate for political office, political party or political action committee. Reportable Contributions include any gift, subscription, loan, advance, deposit of money, or anything of value (regardless of to whom paid) made for the purpose of influencing any election, satisfying any debt incurred in connection with any such election, or paying the transition or inaugural expenses of a successful candidate, and any solicitation or coordination of the making of any of the foregoing contributions or payments to a political party (including fundraising activities). Note that you must disclose contributions made by a spouse, domestic partner, minor children and other immediate family members living in your household.

Anthony Capital Management, LLC	October 2024 Code of Ethics

Candidate’s position at time of Contribution:

Contribution amount (or value of non-cash Contribution):

$ _______________________________________________________________

To the best of your knowledge, did or does the position to which the candidate sought election or the position held by the candidate at the time of the election: (a) involve direct or indirect responsibility for, or confer the ability to influence the outcome of, the hiring of an investment adviser by a government entity; or (b) involve authority to appoint any person who is directly or indirectly responsible for, or can influence the outcome of, the hiring of an investment adviser by a government entity?

___Yes         No

Has your spouse, domestic partner, minor children or other immediate family members living in your household made Contributions to the above referenced official/candidate?

___Yes         No

If yes, please provide details of such Contribution:

The undersigned hereby certifies that (i) all information provided herein is accurate and complete; and (ii) none of the Contributions or payments set forth above was made for the purpose of influencing the official conduct of any public official of a government entity or candidate for such office.

Name:

Signature:

Date:

Anthony Capital Management, LLC	October 2024 Code of Ethics

Appendix D – Initial/Annual Holdings Report

D. (1.) REPORTABLE SECURITIES HOLDINGS

Name of Employee: ___________________________________________________________________________________

The following sets forth all Covered Accounts and Non-Discretionary Managed Accounts (as defined in the Personal Trading Policy) holding Reportable Securities and Limited Offerings as of _____________________________________________________.

Name on Account	Relationship to Employee	Broker, Dealer or Bank Where Securities Held	Type of Account	Discretionary or Non- Discretionary	Date of Statement of Holdings provided	Account Number

____	I have no Covered Accounts or Non-Discretionary Managed Accounts.

____	Please see the attached brokerage statement(s) provided to the CCO that contains information regarding the Reportable Securities (and to the extent applicable, Limited Offerings) above including the name on the account, title and type of securities held, security identifier/CUSIP, number of shares, amount held and the name of the broker, dealer or bank holding the positions on the covered person’s behalf.

Anthony Capital Management, LLC	October 2024 Code of Ethics

D. (2.) NON-REPORTABLE SECURITIES HOLDINGS

Please list below all additional brokers, dealers or banks where the Employee or Covered Account that holds anything other than Reportable Securities. This includes, but is not limited to, 401K accounts, IRAs and 529 plans. Personal brokerage statements and statements for private investments do not have to be provided quarterly for securities that are not Reportable Securities, but the list of those accounts needs to be maintained with the CCO.

Please note that you are required to update the CCO promptly when a new Covered Account is opened or changed.

Name on Account	Relationship to Employee	Broker, Dealer or Bank Where Securities Held	Type of Account	Discretionary or Non- Discretionary	Date of Statement of Holdings provided	Account Number

___	I have no accounts described above that need to be disclosed.

The undersigned hereby certifies that (i) all information provided herein is accurate and complete; and (ii) he or she has not engaged in any transactions that would violate the Personal Trading Policy.

Name:

Signature:

Date:

Anthony Capital Management, LLC	October 2024 Code of Ethics

Appendix E – Limited Offerings Participation Request Form

Employee name:

Name of Organization:

Nature of Business:

Legal Status of Entity (corporation, LP, LLC):

Business Address:

Principals:

___ Publicly Traded             ____ Privately Placed           ____ Non-Profit

To the best of your knowledge, does the company or any of its affiliates conduct or plan to conduct business with the Adviser? ___ Yes ___ No

If yes, please explain:

To the best of your knowledge, has the company or anyone associated with the company been the subject of a disciplinary proceeding issued by a securities regulatory authority, or been found guilty of a criminal offense within the last ten years? ___Yes ___No

If yes, please explain:

Description of Limited Offering Transaction

(Please provide CCO with purchase and/or subscription agreement and related documentation)

Type and amount of securities you are investing in:

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Indicate the total dollar amount of your investment:

Do you own any other securities of the company or its affiliates? ___ Yes ___ No

If yes, please explain:

Estimate your total equity ownership interest in the company: _____ %

Through your investment do you have the right to participate in management, or the right to board membership or board observation rights? ___ Yes ___ No

If yes, please explain:

Anthony Capital Management, LLC	October 2024 Code of Ethics

Appendix F – Outside Business Activity Pre-Approval and Insider Disclosure Statement

Outside Affiliations

1.	Other businesses in which I am engaged (i.e., take an active role):
	Name of Business	Role
	Name of Business	Role
2.	Entities by which I am employed or receive compensation:
	Name of Entity	Affiliation or Title
	Name of Entity	Affiliation or Title
3.	Business organizations in which I am an officer, director, partner or employee:

Public Co. [ ] Yes [ ] No
	Name of Entity	Affiliation or Title

Public Co. [ ] Yes [ ] No
	Name of Entity	Affiliation or Title

4.	Describe interests in any securities, financial or kindred business:

5.	Do you own a significant position in any publicly held company’s securities? Describe:

Anthony Capital Management, LLC	October 2024 Code of Ethics

Insider Disclosure

Please indicate below whether you or any member of your immediate family is an executive officer, director or 5% or greater stockholder of a public company?

Name of Family Member	Relationship

Name of Entity	Affiliation or Title

Name of Family Member	Relationship

Name of Entity	Affiliation or Title

I certify and acknowledge that the above statements are true and correct to the best of my knowledge.

Name:

Signature:

Date: